SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 21, 2001

CONTINENTAL AIRLINES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-09781	74-2099724
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1600 Smith Street, Dept. HQSEO, Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

(713) 324-2950

(Registrant's telephone number, including area code)

Item 5. Other Events.

In connection with its overall ratings review of the airline industry, on December 21, 2001, Moody's Investors Service ("Moody's") announced that it had lowered its credit ratings on each of the Company's debt obligations by one notch, citing as factors in the downgrade the weak economy, Continental's exposure to potential weakness in the Houston market and the continuing effects of the September 11, 2001 terrorist attacks on the airline industry. The Company's senior unsecured debt is now rated B3 (from B2) by Moody's, which said its rating outlook for the Company is negative. Moody's has also lowered the credit ratings of a number of other airlines as a result of its review.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Continental Airlines, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONTINENTAL AIRLINES, INC.

By: /s/ Jennifer L. Vogel

       Jennifer L. Vogel

       Vice President and

        General Counsel

December 21, 2001